Exhibit 10.3

This Agreement

Dated 16 July 2013

Between

(1)	Saleve Tankers Limited, a company incorporated in Bermuda, with its registered office at Clarendon House, 2 Church Street, HM11 Hamilton, Bermuda (Saleve);

(2)	Ardmore Shipholding Limited, a company incorporated in the Republic of Ireland, with its registered office at City Gate Building 1000, Mahon, Cork City, Republic of Ireland (Ardmore),

(each a Party, together the Parties).

Background

(A)	Saleve has agreed to procure the Vessels from the Builder on behalf of Ardmore if so instructed by Ardmore in accordance with this Agreement.

(B)	Saleve and Ardmore have been in discussions and they have agreed that Saleve shall procure the entry into of the First Shipbuilding Contracts following entry into this Agreement.

It is agreed as follows:

1	Definitions

1.1	In this Agreement, including the schedules and recitals:

Ardmore Nominees means, together:

Trafalgar Shipco LLC in respect of Hull 1;

Hebrides Shipco LLC in respect of Hull 2;

Sole Shipco LLC in respect of Hull 3; and Biscay Shipco LLC in respect of Hull 4;

Builder means SPP Shipbuilding Co., Ltd., a company incorporated in the Republic of Korea, with its principal office at #1988, Chojeon-ri, Sanam-myeon, Sacheon-si, Gyeongsangnam-do, Korea;

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for business in London and Dublin;

Saleve Nominees means, together:

Fair Isle Shipco LLC in respect of Hull 1;

Faroe Shipco LLC in respect of Hull 2;

Plymouth Shipco LLC in respect of Hull 3; and

Portland Shipco LLC in respect of Hull 4.

First Shipbuilding Contracts means the shipbuilding contracts in an agreed form to be entered into between the relevant Saleve Nominees and the Builder for the construction and sale by the Builder of Hull 1 and Hull 2;

Hull 1 means the first Vessel, being an IMO 3 product oil/chemical tanker of approximately 50,300dwt, which shall be the subject of a First Shipbuilding Contract between Fair Isle Shipco LLC as buyer and the Builder;

Hull 2 means the second Vessel, being an IMO 3 product oil/chemical tanker of approximately 50,300dwt, which shall be the subject of a First Shipbuilding Contract between Faroe Shipco LLC as buyer and the Builder;

Hull 3 means, subject to the exercise by Ardmore of the relevant purchase option in accordance with Clause 3.1, the third Vessel, being an IMO 3 product oil/chemical tanker of approximately 50,300dwt, which shall, upon exercise of the relevant option, be the subject of a Second Shipbuilding Contract between Plymouth Shipco LLC as buyer and the Builder;

Hull 4 means, subject to the exercise by Ardmore of the relevant purchase option in accordance with Clause 3.1, the fourth Vessel, being an IMO 3 product oil/chemical tanker of approximately 50,300dwt, which shall, upon exercise of the relevant option, be the subject of a Second Shipbuilding Contract between Portland Shipco LLC as buyer and the Builder;

Vessels means Hull 1, Hull 2, Hull 3 and Hull 4, to be constructed by the Builder following entry into the relevant Shipbuilding Contract and Vessel means any of them;

Second Shipbuilding Contracts means the shipbuilding contracts in an agreed form to be entered into between the relevant Saleve Nominees and the Builder for the construction and sale by the Builder of Hull 3 and Hull 4, if Ardmore’s purchase option in respect of Hull 3 and Hull 4 is exercised in accordance with Clause 3.1; and

Shipbuilding Contracts means, together, the First Shipbuilding Contracts and, to the extent applicable, the Second Shipbuilding Contracts.

1.2	Clause headings are inserted for convenience of reference only and should be ignored in the interpretation of this Agreement.

1.3	References in this Agreement to Clauses and Schedules are to clauses of and schedules to this Agreement.

1.4	References to this Agreement are references to this Agreement (including the Schedule(s) to it) as the same may further be amended, supplemented or varied at any time.

1.5	Words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

1.6	References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions.

1.7	Writing or written includes faxes and email (save for any notice to be given under or in connection with this Agreement in accordance with Clause 12 and any variation of this Agreement made in accordance with Clause 5), and any reference to a document is a reference to the document whether in paper or (save as aforesaid) electronic form.

2	Purchase of Hull 1 and Hull 2

2.1	Saleve agrees to sell to Ardmore and Ardmore agrees to purchase from Saleve Hull 1 and Hull 2 for an aggregate purchase price of US$67,900,000.

2.2	Saleve shall procure that Fair Isle Shipco LLC and Faroe Shipco LLC enter into the First Shipbuilding Contracts for Hull 1 and Hull 2 respectively.

2.3	The sale and purchase of Hull 1 and Hull 2 shall occur by way of novation and transfer by the relevant Saleve Nominee of all its rights and obligations under the relevant First Shipbuilding Contract to the relevant Ardmore Nominee nominated by Ardmore or as otherwise mutually agreed by the Parties.

2.4	The Parties acknowledge that:

2.4.1	the contractual delivery date under the First Shipbuilding Contract in respect of Hull 1 is 28 February 2015 and the contractual delivery date under the First Shipbuilding Contract in respect of Hull 2 is 30 April 2015; and

2.4.2	each of the First Shipbuilding Contracts provides for payment of the contract price thereunder in five (5) instalments as follows:

(a) ten per cent (10%) of the contract price to be paid within 5 banking days after receipt by the buyer thereunder of a refund guarantee securing certain repayment obligations of the Builder;

(b) ten per cent (10%) of the contract price to be paid upon steel cutting of the relevant vessel;

(c) ten per cent (10%) of the contract price to be paid upon keel laying of the relevant vessel;

(d) ten per cent (10%) of the contract price to be paid upon launching of the relevant vessel; and

(e) sixty per cent (60%) of the contract price to be paid upon delivery of the relevant vessel.

3	Purchase of Hull 3 and Hull 4

3.1	The Parties agree that Ardmore has the option to purchase from Saleve Hull 3 and Hull 4 for the aggregate purchase price of US$68,500,000.

If Ardmore wishes to exercise its purchase option under Clause 3.1, it shall notify Saleve in writing that it irrevocably requires Saleve to exercise the options for Hull 3 and Hull 4.

3.2	Upon receipt by Saleve of Ardmore’s notice of exercise of its purchase option under Clause 3.1, Saleve shall procure that Plymouth Shipco LLC and Portland Shipco LLC enter into the Second Shipbuilding Contracts for Hull 3 and Hull 4 respectively.

3.3	The sale and purchase of Hull 3 and Hull 4 shall occur by way of novation and transfer by the relevant Saleve Nominee of all its rights and obligations under the relevant Second Shipbuilding Contract to the relevant Ardmore Nominee nominated by Ardmore or as otherwise mutually agreed by the Parties.

3.4	The Parties acknowledge that:

3.4.1	the contractual delivery date under the Second Shipbuilding Contract in respect of Hull 3 is 31 July 2015 and the contractual delivery date under the Second Shipbuilding Contract in respect of Hull 4 is 30 September 2015; and

3.4.2	each of the Second Shipbuilding Contracts provides for payment of the contract price thereunder in five (5) instalments as follows:

(a) ten per cent (10%) of the contract price to be paid within 5 banking days after receipt by the buyer thereunder of a refund guarantee securing certain repayment obligations of the Builder;

(b) ten per cent (10%) of the contract price to be paid upon steel cutting of the relevant vessel;

(c) ten per cent (10%) of the contract price to be paid upon keel laying of the relevant vessel;

(d) ten per cent (10%) of the contract price to be paid upon launching of the relevant vessel; and

(e) sixty per cent (60%) of the contract price to be paid upon delivery of the relevant vessel.

4	Confidentiality

4.1	Each Party undertakes that it shall not disclose to any person any confidential information concerning this Agreement except as permitted by Clause 4.2.

4.2	Each Party may disclose the other Party’s confidential information:

(a) to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the Party’s obligations under this Agreement. Each Party shall procure that its employees, officers, representatives or advisers to whom it discloses the other Party’s confidential information comply with this Clause 4; and

(b) as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

4.3	No Party shall use any other Party’s confidential information for any purpose other than to perform its obligations under this agreement.

5	Amendment

The Parties to this Agreement may only amend or waive any term of this Agreement in writing.

6	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7	Partial Invalidity

If any provision of this Agreement at any time is or becomes illegal, invalid or unenforceable under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement under the law of that jurisdiction, nor the legality, validity or enforceability of that provision or any other provisions of this Agreement under the law of any other jurisdiction will in any way be affected or impaired.

8	Assignment

Neither of the Parties may without the prior written consent of the other (or except as herein expressly provided) assign or transfer any of its rights or obligations under this Agreement.

9	Third Party Rights

A person or entity which is not a party to this Agreement may not enforce or otherwise have the benefit of any provision of this Agreement under the Contract (Rights of Third Parties) Act 1999.

10	Severability

If any provision of this Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Agreement.

11	Entire Agreement

This Agreement (together with all agreements and documents executed contemporaneously with it or referred to in it) constitutes a restatement of the entire agreement between the Parties in relation to its subject matter, and supersedes all prior agreements and understandings, whether oral or written, with respect to such subject matter.

12	Notices, etc.

12.1	Any notice or other communication hereunder (a Communication) shall be in the English language and be sent by letter or facsimile transmission addressed as follows (or as the intended recipient shall have notified the sender in accordance with this Clause 12):

(a)	if to Saleve:

C/o Clyde & Co LLP The St Botolph Building 138 Houndsditch London EC3A 7AR

Tel: + 44 20 7876 5000

Attn: OXM

(b)	if to Ardmore

City Gate Building 1000
Mahon
Cork
Republic of Ireland

Tel: + 353 21 240 9502

Email: agurnee@ardmoreshipping.com

Attn: Anthony Gurnee

12.2	Any Communication shall be deemed to have been delivered seven (7) days after having been sent by post, prepared and addressed as required by Clause 12.1 in the case of a facsimile transmission, delivery shall be deemed to have occurred at the time of completion of transmission thereof (as evidenced by error free transmission or answer-back slip), provided that it is received within normal working hours in the country of the addressee, if not, it shall be deemed received on the next following business day in such country.

13	No Partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Parties hereto and neither of them shall have any authority to bind the other in any way.

14	Consequential Loss

Neither Party shall in any circumstances be liable to the other Party for any special, indirect or consequential loss, including any loss of profit, loss of revenue, loss of use or loss of contract arising out of a breach of any of the terms of this Agreement, including without limitation any breach of any representation or warranty contained in this Agreement.

15	Governing Law and Jurisdiction

15.1	This Agreement shall be governed by and construed in accordance with the laws of England and the Parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement, and that accordingly any suit, action or proceeding arising out of or in connection with this Agreement (in this Clause 15 referred to as Proceedings) may be brought in such courts and both Parties each hereby irrevocably submit to the jurisdiction of such Courts.

15.2	Nothing in this Clause 15 shall limit the right of either Party to take provisional or conservatory Proceedings for the preservation of property, assets or rights or to take Proceedings enforce any award or judgement, nor shall the taking of such Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

15.3	Saleve irrevocably appoints EC3 Services Limited at this registered office at The St Botolph Building, 138 Houndsditch, London EC3A 7AR to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts.

15.4	Ardmore irrevocably appoints WFW Legal Services Limited at its registered office at 15 Appold Street, London EC2A 2HB to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts.

EXECUTION PAGE

Signed by Guy Richard Skern	)
)
duly authorised for and on behalf of	)
SALEVE TANKERS LIMITED	)

sign here:
Director

Guy R. Skern
print name: Director

Signed by	)
)
duly authorised for and on behalf of	)
ARDMORE SHIPHOLDING LIMITED	)

sign here:
[title of authorised signatory]

print name:

EXECUTION PAGE

Signed by	)
)
duly authorised for and on behalf of	)
SALEVE TANKERS LIMITED	)

sign here:
[title of authorised signatory]

print name:

Signed by	)
)
duly authorised for and on behalf of	)
ARDMORE SHIPHOLDING LIMITED	)

sign here:
[title of authorised signatory] CEO

print name: ANTHONY GURNEE